Exhibit 26(m)

Sample Calculations for Form N-6, Item 26(m), for the 5th Contract Year, Month 12

Assumptions:	Standard Non-Tobacco Male, Issue Age 38, Death Benefit Option A Stated Death Benefit $146,000, Premium of $2,000 paid Annually Hypothetical Gross Rate of Return of 6.00% with Current Charges

Hypothetical Net Rate of Return	=	Hypothetical Gross Rate of Return
- Mortality & Expense Asset Charge for Year 5
- Average Sub-account Fees & Expenses
	=	6.00% - 0.90% - 1.01%
	=	4.09% = .0409

Guaranteed Death Benefit Charge	=	$0.01 x Face Amount / 1000
	=	$0.01 x 146,000 / 1000
	=	$1.46

Policy Value, beginning of month	=	End of previous month Policy Value
+ Premium paid
- % of Premium charges
- Current Monthly Administration Charge
- Guaranteed Death Benefit Charge
	=	$8,678.25 + 0.00 - 0.00 - 5.00 - 1.46
	=	$8,671.79

Death Benefit, beginning of month	=	Greater of ( Age 42 Corridor % x Policy Value ) and Face Amount
	=	Greater of ( 236% x $8,671.79 ) and $146,000.00
	=	$146,000 ( as shown in table )

Net Amount at Risk for month	=	(Death Benefit / Monthly Guaranteed Interest Factor ) - Policy Value
	=	($146,000.00 / 1.00327374 ) - $8,671.79
	=	$136,851.80

Cost of Insurance for month	=	Net Amount at Risk x ( Cost of Insurance Rate per $1,000 ) / 1000
	=	$136,851.80 x .22655 / 1000
	=	$31.00

Policy Value, end of month	=	( Policy Value, beginning of month - Cost of Insurance )
x Interest factor for month
	=	( $8,671.79 - $31.00 ) x ( ( 1 + .0409) ^ ( 1 / 12 ) )
	=	$8,640.79 x 1.0033461
	=	$8,669.70 ( $8,670 shown in table)

Surrender Charge for month	=	Surrender Charge per $1,000 x Base Face Amount / 1000
	=	$7.75 x 146,000 / 1000
	=	$1,131.50

Cash Surrender Value	=	Policy Value - Surrender Charge
	=	$8,669.70 - $1,131.50
	=	$7,538.20 ( $7,538 shown in table )

Differences in calculations for other years:

The formulas for calculating the illustrated values in other months and years are the same. The actual factors used in the calculations change based on the duration of the policy. The Surrender Charge will be equal to zero after the 16th policy year, so the Cash Surrender Value will equal the Policy Value after that point.